Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in the Registration Statement on Form S-1 of Liberator Medical Holdings, Inc. (the “Registration Statement) to be filed with the Securities and Exchange Commission on or around September 30, 2008, of our report dated January 18, 2008, appearing in the prospectus which is part of the Registration Statement (the “Prospectus”). We also consent to the reference to us under the heading “Experts” in the Prospectus.
/s/ Berenfeld, Spritzer, Shechter & Sheer LLP
Berenfeld, Spritzer, Shechter & Sheer LLP
Fort Lauderdale, Florida
September 30, 2008